UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

HMS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50194 (Commission File Number)	11-3656261 (IRS Employer Identification No.)

5615 High Point Drive Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.

On March 20, 2017, HMS Holdings Corp. (the “Company”) received a notification letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”), stating that because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission. The NASDAQ notification letter has no immediate effect on the continued listing of the Company’s common stock on the NASDAQ Global Select Market.

Under the NASDAQ Marketplace Rules, the Company has until May 19, 2017, to submit a plan to NASDAQ setting forth how it plans to regain compliance with NASDAQ’s continued listing requirements. If the Company is unable to file its 2016 Form 10-K by May 19, 2017, then the Company intends to submit a compliance plan on or prior to that date. The Company does not currently expect submission of a compliance plan will be necessary as it anticipates filing its Form 10-K for the year ended December 31, 2016 before May 19, 2017.

If submission of a compliance plan is necessary and NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing its 2016 Form 10-K with the Securities and Exchange Commission, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: March 22, 2017	By:	/s/ Jeffrey S. Sherman
	Name:	Jeffrey S. Sherman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer